Exhibit 5.1

Blake, Cassels & Graydon LLP

595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre

Vancouver BC V7X 1L3

Canada

Tel: 604-631-3300

Fax: 604-631-3309

September 12, 2018

Xenon Pharmaceuticals Inc.

200 – 3650 Gilmore Way

Burnaby, BC V5G 4W8

Canada

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Xenon Pharmaceuticals Inc. (the “Company”), a corporation continued under the federal laws of Canada, in connection with the offering by the Company of up to 5,175,000 common shares of the Company (the “Company Shares”), including up to 675,000 common shares of the Company that may be sold pursuant to the exercise of an option to purchase additional common shares of the Company, pursuant to a Registration Statement on Form S-3 (Registration No. 333-208376) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement related to the Company Shares to be filed by the Company with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”). We understand that the Company Shares are to be sold to the underwriters for resale to the public as described in the Prospectus and pursuant to an underwriting agreement, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Commission for incorporation by reference into the Registration Statement, to be entered into by and among the Company and Jefferies LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein (the “Underwriting Agreement”).

In connection with giving this opinion, we have examined the Registration Statement (including exhibits thereto) and the Prospectus. We have also examined originals, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents as we have considered necessary in order to express the opinion set out below. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, certified or otherwise identified to our satisfaction. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

The opinion expressed herein is limited to matters governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

Based and relying upon and subject to the foregoing, we are of the opinion that the Company Shares to be issued and sold by the Company have been duly authorized and, when such Company Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, such Company Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC for incorporation by reference into the Registration Statements.

This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP